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                                                                   EXHIBIT 10.3


                            COMMERCIAL SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT (the "Sublease") is made and effective as of the 5th day of November, 1998, by and between BASS PRO OUTDOOR WORLD, L.P., a Missouri limited partnership ("Sublessor") and BUCK & BASS, L.P., a Missouri limited partnership ("Sublessee"),

                                   WITNESSETH:

     The Sublessor hereby leases to the Sublessee and the Sublessee does hereby take as Sublessee from the Sublessor a certain retail area for use as a bar and restaurant (the "Restaurant") located on the ground level adjacent to the Sublessor's Outdoor World location in Grapevine, Texas (the "Store"), which area is described on Exhibit A attached hereto.

     TOGETHER WITH rights of access to the property as herein described and any easements benefiting the property and benefits in common with other users of parking spaces (which retail area and benefits are called the "Subleased Premises").

     SUBJECT, HOWEVER, to building restrictions and zoning regulations affecting the Subleased Premises, all covenants, restrictions, easements, rights of way and agreements of record, rights to use all dedicated or existing roads and parking areas in common with others, the Mills Lease and all easements or rights of use created in favor of any public utility.

     AND FURTHER SUBJECT to the terms and conditions of that certain Retail Lease by and between Grapevine Mills Residual Limited Partnership, as Landlord, and Bass Pro Outdoor World, L.P., as Tenant, dated September 22, 1997 (the "Mills Lease").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

     1. TERM. The term of this Sublease (the "Term") shall correspond with the term of the Mills Lease, provided, however, that in no event shall the Term of this Sublease extend beyond the term of the Mills Lease. The Term may be shortened as provided in this Sublease, including as provided in Sections 15 and 16 hereof.

     2. RENT. The Sublessee shall pay Sublessor a rent in an amount equal to Five and one-half per cent (5-1/2%) of "Gross Sales" (as herein defined) made by Sublessee from the Subleased Premises during each year of the term of this Sublease less than Eleven Million Dollars ($11,000,000.00), and Six and one-half per cent (6-1/2%) of Gross Sales made during each year of the term of this Sublease in excess of Eleven Million Dollars ($11,000,000.00). In no event shall the annual rent be less than Three Hundred Eighty-five Thousand Dollars ($385,000.00). The obligation to pay rent commences on the date that the Store opens for business. Rent shall abate during any time after Sublessor (or its successors or assigns) ceases to be open for business for more than five (5) consecutive days other than due to FORCE MAJEURE.

          (a) GROSS SALES DEFINED. As used herein, the term "Gross Sales" means the entire amount of the actual sales price of all sales of food, beverages and merchandise conducted in or from the Restaurant, and sales by any concessionaire or licensee in the Restaurant. "Gross Sales" shall not include, however, any sums collected and paid out for any sales, excise or gross receipts tax imposed upon the sale of any


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     food or beverages by any duly constituted governmental authority nor shall it include the exchange of food or beverages between MBI facilities, if any, where such exchange of food or beverages is made for the convenient operation of MBI's business and not for the purpose of consummating elsewhere a sale which has theretofore been made at, in or from the Restaurant, or for the purpose of depriving the Partnership of the benefit of a sale which otherwise would be made at, in or from the Restaurant, nor the amount of returns to shippers or manufacturers, nor the amount of any complimentary food, beverages or merchandise given out at the Restaurant for promotional or other purposes, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by the Partnership, nor receipts from public telephones, stamp machines, public toilet locks or vending machines, nor sales of furniture, equipment, property or bulk sales not in the ordinary course of business, nor sales to employees, nor any credit card charges payable by the Partnership.

          (b) RENT DUE/ACCOUNTING. On or before the 10th day of each month, Sublessee shall furnish to Sublessor a complete accounting of all Gross Sales during the preceding calendar month along with sales tax reports and such other evidence as Sublessor may request to verify Gross Sales and the accuracy of the rent paid (the "Gross Sales Reports"). At any time upon notice by Sublessor, Sublessee shall make available all books and records pertaining to sales on or from the Subleased Premises for inspection and audit by Sublessor or its representatives. At such time as the monthly reports are made (and no later than the 10th day of each month), Sublessee shall pay Sublessor the rent due Sublessor for the preceding month (i.e., the first month's rent and Gross Sales Report shall be due on or before the 10th day of the month immediately following the month in which the term hereof begins). Sublessee shall be responsible for collecting sales tax revenues generated with respect to Sublessee's business contemplated herein and for reporting the same to the State of Texas. Sublessor and its representatives shall have full and free access to all business records of Sublessee (including the right to copy and take away any such records) at all reasonable business hours for purposes of auditing and substantiating the amount of Gross Sales. Sublessee shall keep, preserve and maintain all records of Gross Sales for a period of forty-eight (48) months following the month in which the Gross Sales were made. Each year within sixty (60) days of the end of the fiscal year of Sublessee, Sublessee shall furnish, at Sublessee's expense, a report by a public accounting firm acceptable to Sublessor certifying to Sublessor the amount of Gross Sales during the preceding fiscal year.

          (c) In the event Sublessee understates the Gross Sales in any Gross Sales Report by more than Two per cent (2%), then the Sublessor shall be entitled to recover from Sublessee as liquidated damages an amount equal to three (3) times the understatement. Sublessor may also recover (i) all costs of audit related to any such understatement, and (ii) all reasonable attorney fees and court costs incurred by Sublessor in investigating and legally pursuing such understatement, including fees of expert witnesses.

     3.   PREPARATION OF SUBLEASED PREMISES.

          (a) Sublessor shall deliver possession of the Subleased Premises to Sublessee upon the full execution and delivery of this Sublease. Sublessee shall, at its sole cost and expense, construct or cause to be constructed and fully equip the Restaurant and any and all other improvements desired by Sublessee and install all furniture, fixtures and equipment upon the Subleased Premises in a first-class workmanlike manner and strictly in accordance with plans and specifications prepared by or on behalf of Sublessee and approved by Sublessor (whose approval shall not be unreasonably withheld). Sublessee shall obtain all permits, certificates and approvals necessary with respect to such work, and shall comply with all legal requirements relating thereto.


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          (b)  Sublessee shall not open the Restaurant for business until all construction has been completed and a certificate of occupancy and all other necessary permits have been issued. Sublessee shall open the Restaurant for full business no later than May 1, 1999. Upon the issuance of such certificates and permits, copies thereof shall be immediately delivered to Sublessor.

          (c) The interest of Sublessor in the Subleased Premises shall not be subject to liens for improvements made by or on behalf of Sublessee. Sublessee shall deliver to Sublessor partial and final lien waivers from all contractors and subcontractors who supply labor and/or materials to or for Sublessee in connection with the completion of the Restaurant. Nothing contained in this Sublease shall be construed as a consent on the part of Sublessor to subject Sublessor's estate in the Subleased Premises to any lien or liability. In the event that any mechanic's, materialman's or other lien or any notice of claim, including without limitation, a stop notice (a "Lien") is filed against the Subleased Premises as a result of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to or for the benefit of Sublessee or to anyone holding the Subleased Premises by, through or under Sublessee, Sublessee, at its expense, shall cause the Lien to be discharged of record or fully bonded to the satisfaction of Sublessor within thirty (30) days after notice of the filing thereof. If Sublessor fails to discharge or bond against said Lien within thirty (30) days after notice of the filing thereof, Sublessor may, in addition to any other rights or remedies Sublessor may have, but without obligation to do so, bond against or pay the Lien without inquiring into the validity or merits of such Lien, and all sums so advanced, including reasonable attorneys' fees incurred by Sublessor in defending against such lien, procuring the bond or in the discharge of such lien, shall be paid by Sublessee on demand as additional rent. It shall be Sublessee's continuing obligation to keep and maintain the Subleased Premises free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for the benefit of Sublessee in connection with the Subleased Premises. In addition, Sublessee shall replace any bonds posted by Sublessor pursuant hereto with a suitable bond of equivalent amount within twenty (20) days after Sublessor's demand therefor.

          (d) In connection with Sublessee's construction of the Restaurant, and thereafter in the event that Sublessee makes any alterations, repairs, additions or improvements in or to the Subleased Premises, Sublessee agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Sublessor covering the performance of the same and such other insurance as Sublessor may reasonably require.

     4. EXPENSES. The Sublessee shall promptly pay, before any delinquency can occur, any and all taxes, assessments and public charges levied, assessed or imposed upon Sublessee's business or upon Sublessee's furniture, fixtures or equipment located on the Subleased Premises, insurance, salaries, maintenance, repairs and all other expenses connected with the use, operation and maintenance of the Subleased Premises as provided herein. Sublessee shall (i) pay the allocable portion of the real estate taxes and expenses relating to all common areas respecting the Subleased Premises (including, without limitation, maintenance, security, etc.), and (ii) provide and pay for all utilities to the Subleased Premises. As used herein, "allocable" means the apportionment of such taxes and expenses between the Restaurant and the Store on the basis of relative ground floor square footage between the Store and the Restaurant. It is intended that the Sublessor shall have no expense of any kind whatsoever during the term of this Sublease and that the Sublessee shall be responsible for all other expenses. Without limiting the foregoing, the Sublessee shall be responsible for and shall promptly pay and hold the Sublessor harmless from the following items of expense:

          (a) REPAIRS AND MAINTENANCE. Sublessee shall, at its own cost and expense, keep and maintain in good and as though new condition all aspects of the Subleased Premises, including, without limitation, the interior walls, floors, doors and windows, provided, however, Sublessee is not required to refurbish to new condition items suffering ordinary wear and tear until such time as the condition materially detracts from the appearance or function of the Restaurant. Sublessee shall also replace any broken glass in doors


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     and windows of the improvements of the area of space leased hereunder.
     Sublessee shall also keep the area of space leased hereunder clean and free from refuse.

          (b) INSURANCE/INDEMNITY. At all times during the term of this Sublease, Sublessee shall, at its sole cost and expense, keep all of Sublessee's inventory of product, merchandise and contents and all of Sublessee's furniture, equipment and fixtures insured against loss or damage by fire and the hazards covered by broad-form extended coverage clauses as well as coverage against loss of the merchandise on the Subleased Premises due to theft or embezzlement in an amount at least equal to the replacement value thereof. The Sublessor shall have no interest in that portion of the insurance proceeds attributable to coverage for the merchandise, contents or furniture owned by the Sublessee. Sublessee shall provide, at its sole expense, a fire and extended coverage insurance policy on the building and improvements of the Subleased Premises for the full replacement value of all damaged property naming Sublessee as the insured party. All insurance proceeds received under or by virtue of such policy shall be the property of Sublessor and Sublessee shall have no interest therein. At all times during the term of this Sublease, Sublessee shall provide, at Sublessee's cost and expense, policies of commercial general liability insurance insuring the Sublessor and the Sublessee against claims for injury and wrongful death occurring upon the Subleased Premises, issued by an insurance company acceptable to Sublessor, with minimum limits of Three Million Dollars ($3,000,000.00) per occurrence (including contractual and completed operations liability), and property damage insurance of a minimum of Five Hundred Thousand Dollars ($500,000.00) showing the Sublessor as additional insured. Sublessee will deposit copies of such liability insurance policies with the Sublessor or furnish the Sublessor with certificates of liability insurance prior to the occupancy of the Subleased Premises. Sublessee shall deliver to Sublessor certificates evidencing such insurance and each such policy shall contain a provision providing that such policy may not be cancelled prior to the expiration date thereof except upon not less than thirty (30) days' prior written notice to the Sublessor. If at any time Sublessee shall fail to carry such insurance, the Sublessor may obtain such insurance and Sublessee shall promptly reimburse Sublessor for the cost thereof. Sublessee shall indemnify and save Sublessor harmless from and against all liabilities, obligations, losses, damages and claims, actions, suits and proceedings, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against the Sublessor in respect of any use or condition of the Subleased Premises or attributed to Sublessee's use, the sale of Sublessee's products or manner of the use of the Subleased Premises, or Sublessee's operations. At all times, Sublessee shall maintain in full force and effect full coverage worker's compensation insurance in accordance with the laws of the state where the Subleased Premises are located with a carrier acceptable to Sublessor and providing such coverage to Sublessee and all of its employees, agents, servants and contractors.

          (c) OTHER. Sublessee shall pay and discharge all bills for heat, air conditioning, light, water, sewer, service, telephone and other utility charges to, or allocable to, the Subleased Premises. Sublessee shall not suffer or permit any lien or encumbrance to attach to the Subleased Premises by reason of any work done or performed or any material or materials furnished by or to the Sublessee. Sublessee covenants to indemnify, hold harmless and defend Sublessor from any and all such claims. Sublessee agrees to pay to Sublessor as additional rent any amount of tax imposed (whether upon Sublessor upon Sublessee) upon the rent payment under this Sublease by any state, city, county or other taxing authority.

     5. ABSENCE OF DUTY. Sublessee acknowledges and agrees that Sublessor has no duty to any degree to safeguard or protect any property of Sublessee, and Sublessee agrees to indemnify and hold Sublessor completely harmless from, and hereby releases Sublessor from, any liability for any loss, destruction or damage with respect thereto.

     6. ASSIGNMENT AND SUB-LETTING. The Sublessee shall have no right to assign or sub-let the Subleased Premises, or any part thereof, without first having obtained the written consent of the Sublessor,


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which consent will not be unreasonably withheld.  Further, Sublessee shall not assign or otherwise transfer, or mortgage or otherwise encumber its rights as Sublessee under this Sublease, any furniture, fixtures and equipment located or used in respect of the Restaurant or any of the rights or properties of Sublessee in respect to the Restaurant of the Subleased Premises.

     7. USE OF THE PREMISES. The Subleased Premises shall be used and occupied solely for restaurant services and no other uses and at all times shall be used by Sublessee in compliance with all applicable laws and regulations affecting the use of, or operations upon, the Subleased Premises nor will Sublessee conduct any activity which increases the fire and extended insurance coverage premium payable by Sublessor. Sublessee will not suffer or permit any nuisance or any noxious or offensive activity to be conducted or maintained upon the Subleased Premises. Sublessee further agrees to conduct its business to the reasonable satisfaction of Sublessor and in a manner at least equal to any first-class national food service operation as respects quality of food, beverage, merchandise and customer service.

     8. ALTERATIONS/SIGNS/EQUIPMENT. The Sublessee agrees not to make any material alterations, remodeling or other changes in the structure of the Subleased Premises and not to bore into or otherwise alter any structural component of the building, nor make any changes in the electric wiring, plumbing, heating or air-conditioning without having first obtained the written consent of the Sublessor. The Sublessee may erect signs advertising its business only in such style, appearance and location as Sublessor shall consent to in writing, in advance. Sublessee acknowledges that it is not licensed to utilize in any form the names, trademarks or logos of Sublessor. At the termination of the Sublease, any and all fixtures and improvements on the Subleased Premises shall become the property of the Sublessor at Sublessor's option, and Sublessee agrees to peacefully and quietly surrender and yield possession of the Subleased Premises to Sublessor in as good order, state and condition as the same was at the commencement of this Sublease, ordinary wear and tear excepted. Notwithstanding the above, any personal property or trade fixtures installed by the Sublessee shall remain the property of Sublessee and may be removed by Sublessee upon termination of this Sublease, however, Sublessee shall repair any damage caused by such installation or removal.

     9. CONDUCT/TRAINING. Sublessee agrees that it will cause its employees to (i) present a neat, clean appearance, (ii) be thoroughly trained in customer satisfaction and service skills, and (iii) act in a manner consistent with that ordinarily and reasonably expected in an operation of the quality, size and type of the Restaurant. Notwithstanding the foregoing, Sublessee acknowledges and agrees that Sublessee's employees are under Sublessee's control, supervision and direction and are not employees, agents, servants or contractors of Sublessor. Sublessee shall be responsible for, and shall indemnify and hold Sublessor harmless from, any claims by Sublessee's employees to wages, benefits, withholdings or any other matter.

     10. HOURS OF OPERATION. Sublessee agrees to be open for business on the Subleased Premises at reasonably comparable opening times and dates as that of Sublessor in the adjacent Outdoor World store, unless otherwise agreed to in writing by the parties.

     11. DESTRUCTION OF THE PREMISES. If the improvements on the Subleased Premises are destroyed by fire or other casualty during the term of this Sublease so as to render the Subleased Premises untenantable and the Subleased Premises are not repairable within a period of ninety (90) days, then Sublessee shall, within thirty (30) calendar days of the loss, elect to either terminate the lease or rebuild. If Sublessee elects to rebuild, Sublessee shall utilize the fire and extended coverage insurance proceeds, if any, to restore and equip the Restaurant to substantially the same condition on or before the loss. If the Sublessee elects not to rebuild and to terminate, then this Sublease shall terminate as of the date of loss and the Sublessor and Sublessee shall have the right to the fire and extended coverage insurance proceeds as their interests appear in the Leased Premises, except that Sublessee shall be entitled to all insurance proceeds on furniture, fixtures, equipment and other personal property contents belonging to Sublessee. If the improvements on the Subleased Premises are partially destroyed


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or damaged by fire or other casualty so that the Subleased Premises are rendered temporarily untenantable but are repairable within ninety (90) days, then this Lease shall not be terminated or otherwise affected, rent due hereunder shall not be abated, tolled, interrupted or diminished and Sublessee shall utilize the fire and extended coverage proceeds, if any, to rebuild and repair the improvements to substantially the same condition as before the damage.

     12. INSPECTION OF PREMISES BY SUBLESSOR. Sublessor shall have the right to enter the Subleased Premises at all reasonable times for the purpose of inspecting the same, or for exhibiting the Subleased Premises for purposes of appraisal, inspection, sale, mortgage or re-letting or for repair in the event of loss.

     13. CONDEMNATION. If all of the Subleased Premises shall be taken in a condemnation proceeding, or if a portion thereof shall be taken which materially interferes with the use and operation of the Sublessee, this Sublease shall terminate as of the date of such taking, and the Sublessee and the Sublessor shall have rights to any proceeds of any condemnation award as their respective interests appear in the leasehold improvements. If less than all of the Subleased Premises shall be taken in a condemnation proceeding, but such taking does not materially interfere with the use of the Subleased Premises by the Sublessee, then this Sublease will continue and the rights under this Sublease shall not change.

     14. COVENANTS OF SUBLESSEE. Sublessee covenants and agrees with Sublessor as follows:

          (a) OPERATING COVENANT. Sublessee shall open the Restaurant for business on the same date that Sublessor's Outdoor World store is open for business and agrees to remain open during the Term of this Sublease during all business days and hours and at all times to (i) maintain on duty a fully trained service staff, and (ii) provide the high quality food of the type and quality and customer service as is being provided in Sublessee's Gaylord, Michigan Big Buck restaurant.

          (b) PERFORMANCE COVENANT. The Sublessee covenants and agrees that the Gross Sales for the first full calendar year immediately following the opening of the Restaurant and for each calendar year thereafter shall exceed $7,000,000.

          (c) NO LIEN COVENANT. At no time and under no circumstances shall Sublessee have the right, power or authority to encumber in any manner any interest in the Subleased Premises, including, without limitation, any leasehold improvements or any of the furniture, fixtures and equipment used in or relating to the Restaurant.

          (d) CUSTOMER SATISFACTION. No less frequently than each calendar quarter during the Term, Sublessee shall, at its expense, conduct full and complete customer surveys of customers of the Subleased Premises (the "Surveys"). The Surveys shall be in form and content prepared by Sublessee subject to the input and consent of Sublessor, which consent will not be unreasonably withheld. The Surveys and tabulated results thereof shall be furnished to Sublessor no later than thirty (30) days following the first day each Survey was instituted.

     15. DEFAULT. If Sublessee shall be adjudged a bankrupt, or if Sublessee shall fail to keep, observe, comply with or perform any term, provision or undertaking on the part of Sublessee required hereunder to be kept, observed, complied with or performed (including, without limitation, the covenants of Sublessee contained in Section 14 hereof), Sublessor may, at its option and upon written notice to Sublessee, declare this Sublease to be immediately terminated and all unpaid and reasonable calculable future rent over the balance of the Term to be immediately due and payable to Sublessor. Sublessee is granting to Sublessor a security interest in Sublessee's interest in the Sublease, the Subleased Premises and all furniture, fixtures and equipment in the Restaurant to secure payment of all of Sublessee's obligations to Sublessor under this Sublease. At execution, Sublessee shall execute such financing statements, security agreement or other documents Sublessee may reasonably require to obtain such security interest and for the perfection thereof. Default for non-payment of rent shall be deemed to have occurred if the payment is not made on the date the rental payment is due and the Sublessee shall have no right to cure said default, it being agreed that time is of the essence with respect to the payment of rent. In the event of default (other than for non-payment of rent) which default is not cured within ten (10) days of default, Sublessor shall be entitled to immediate possession of the Subleased Premises and all leasehold improvements and all furniture, fixtures and equipment in the Subleased Premises and all further rights of Sublessee to retain possession shall cease, and Sublessee shall promptly remove all of its other property from the Subleased Premises. In the event of default, Sublessee's interest in this Sublease shall terminate and Sublessee will be considered a tenant from month to month for purposes of an action by Sublessor to recover rent and possession and Sublessor shall be entitled to the benefit of the most expeditious legal remedy provided by law to evict and expel Sublessee. In the event of any such default as specified herein, Sublessor shall also be entitled to exercise any and all other rights and remedies available at law or in equity or otherwise in consequence of any such default or defaults. If Sublessor is forced to utilize the courts to enforce this Sublease, Sublessor shall be entitled to recover from Sublessee reasonable attorney fees and court costs, in addition to the relief sought.

     16. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Sublease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     17. WAIVER OF DEFAULT. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Sublease shall be deemed to be waiver of the same or any other term, condition or covenant contained herein.

     18. PRIOR AGREEMENTS SUPERSEDED. This Sublease constitutes the sole and only agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

     19. NOTICES. All notices called for by this Sublease shall be given in writing by certified mail, postage prepaid, as follows:

     To the Sublessor:

          Bass Pro Outdoor World, L.P.
          Attention:  Ms. Toni Miller
          2500 East Kearney
          Springfield, Missouri  65898

     With Copy to:

          Joe C. Greene
          Greene & Curtis, L.L.P.
          1340 East Woodhurst
          Springfield, Missouri  65804

     To the Sublessee:
          Big Buck Brewery & Steakhouse, Inc.
          Attn:  William F. Rolinski, Esq.
          550 South Wisconsin Street
          Gaylord, Michigan  49735

     With Copy to:
          Brett D. Anderson, Esq.
          Briggs and Morgan, P.A.
          2400 IDS Center
          Minneapolis, Minnesota  55402

     20. ENTIRE AGREEMENT. This agreement represents the entire agreement between the parties and no other agreements, warranties or representations of any kind are made by either party except as expressly contained herein. This agreement can only be amended in writing by a document signed by both Sublessor and Sublessee.

     21. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

     22. MEMORANDUM OF SUBLEASE. Either Sublessee or Sublessor may record a Memorandum of this Sublease, in standard form and content, and each party agrees to execute and deliver to the other such Memorandum in recordable form upon request.

     23. SECURITY AGREEMENT. The parties acknowledge that Sublessee, as a condition which has been required by Sublessor, is concurrently executing a Security Agreement which will secure any and all obligations of Sublessee to Sublessor, including, without limitation, the due and punctual payment of rents and the operating covenant.

     24. GUARANTY. As a condition required by Sublessor, for and in consideration of Sublessor's execution of this Sublease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Sublessee and by the "Guarantor" (as herein defined), Big Buck Brewery & Steakhouse, Inc., a Michigan corporation ("Guarantor") unconditionally guarantees the due and punctual payment of all rents and other sums due (including interest and penalties) and to be paid by Sublessee pursuant to this Sublease and the performance by Sublessee of all terms, conditions, covenants and agreements of the Sublease, and Guarantor agrees to pay all of Sublessor's costs, expenses and reasonable attorneys' fees incurred in enforcing the covenants and agreements of Sublessee in the Sublease or incurred by Sublessor in enforcing this guaranty. Guarantor waives notice of presentment, protest, notice of protest and any and all demands for performance or any and all notices of non-performance which might otherwise be a condition precedent to the liability of Guarantor hereunder, and Guarantor covenants and agrees that Sublessor may proceed directly against Guarantor, without first proceeding or making claim or exhausting any remedy against Sublessee or pursuant to any particular remedy or remedies available to Sublessor. The provisions of this paragraph 24 shall be binding upon the successors and assigns of the Guarantor and inure to the benefit of the successors and assigns of the Sublessor.

     25. MILLS LEASE. The parties acknowledge and agree that this Sublease is subject and subordinate to the terms and conditions of the Mills Lease.

     26. CONDITION PRECEDENT. Neither Sublessor nor Sublessee shall have any duty to perform under this Sublease until the conditions of Section 12.1(a) of the Mills Lease have been fully satisfied or waived in writing. Sublessor and Sublessee agree to use all reasonable efforts to satisfy such condition precedent.

     27. WARRANTIES OF SUBLESSOR. The Sublessor warrants and represents to Sublessee that the Mills Lease furnished to Sublessee and initialed by the Sublessor is a true copy of the Mills Lease and the same remains in full force and effect and has not been amended and that Sublessor is in compliance with the terms and conditions thereof.

     28. INDEMNIFICATION BY SUBLESSOR. Sublessor agrees to comply with all of its obligations under the Mills Lease, including the payment of all rent and other monetary obligations thereunder, and agrees to indemnify and hold Sublessee harmless from any loss or damage by reason of Sublessor's default under the Mills Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the day and date first above written.

     Sublessor:               BASS PRO OUTDOOR WORLD, L.P.,
                              a Missouri Limited Partnership
                              By:  BASSGEC MANAGEMENT COMPANY,
                              Its:  General Partner

                              By:  /s/ Susie Henry
                                  --------------------------------------
                              Its:  Executive Vice President
                                    ------------------------------------

     Sublessee:               BUCK & BASS, L.P., a Missouri
                              Limited Partnership
                              By:  BBBP MANAGEMENT COMPANY,
                              Its:  General Partner

                              By:  /s/ William S. Rolinski
                                   -------------------------------------
                              Its:  Sole Incorporator
                                    ------------------------------------


Guarantor for purposes of
guaranteeing the obligations
of Sublessee as provided
in paragraph 24:

                              BIG BUCK BREWERY & STEAKHOUSE, INC.
                              a Michigan corporation


                              By:  /s/ William F. Rolinski
                                   --------------------------------------
                              Its:  President and CEO
                                    -------------------------------------